As filed with the Securities and Exchange Commission on November 14, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QT Imaging Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-1728920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address, including Zip Code, of Principal Executive Offices)

QT Imaging Holdings, Inc. Inducement Equity Incentive Plan
(Full title of the plan)
Dr. Raluca Dinu
Chief Executive Officer
3 Hamilton Landing, Suite 160
Novato, CA 94949
Tel: (650) 276-7040
(Name, address, and telephone number, including area code, of agent for service)
Copy to:
Jeffrey C. Selman, Esq.
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105
(415) 615-6095
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by QT Imaging Holdings, Inc., a Delaware corporation (the “Registrant”) to register 220,000 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) that are newly authorized for issuance under the Registrant’s Inducement Equity Incentive Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* The documents containing the information specified in this Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:
•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 31, 2025;
•The Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2025, January 24, 2025, January 28, 2025, February 28, 2025, April 10, 2025, April 23, 2025, June 12, 2025, June 18, 2025, August 14, 2025, August 20, 2025, August 25, 2025, August 28, 2025, August 29, 2025, September 2, 2025, October 1, 2025, October 6, 2025, October 20, 2025, October 23, 2025, and October 24, 2025;
•The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 13, 2025, August 7, 2025 and November 12, 2025; and
•The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40839), filed with the Commission on September 23, 2021, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.
Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Our Second Amended and Restated Certificate of Incorporation, effective March 4, 2024 (the “Charter”), provides that the Registrant, to the full extent permitted by applicable law, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. Expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding shall be paid by the Registrant in advance of any final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be repaid to the Registrant if it its ultimately to be determined that the indemnitee is not entitled to be indemnified pursuant to the Charter. Notwithstanding the foregoing, the Registrant shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) only if such proceeding (or part thereof) was authorized by the board of directors of the Registrant.
Our Amended and Restated Bylaws provide for the indemnification of our directors, officers or other persons in accordance with our Charter.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	Commission File / Reg. Number
4.1	Second Amended and Restated Certificate of Incorporation of QT Imaging Holdings, Inc.		8-K	03/08/2024	001-40389
4.2	Amended and Restated Bylaws of QT Imaging Holdings, Inc., effective March 4, 2024.		8-K	03/08/2024	001-40389
4.3	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation.		8-K	10/23/2025	001-40389
4.4	Specimen Common Stock Certificate of GigCapital5, Inc.		S-1/A	09/20/2021	001-40839
4.4	Inducement Equity Incentive Plan.		S-8	08/28/2025	333-289906
5.1	Opinion of DLA Piper LLP (US)	X
23.1	Consent of BPM LLP, independent registered public accounting firm	X
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on the signature page to this Registration Statement).	X
107	Filing Fee Table.	X

Item 9. Undertakings.
1.    The undersigned Registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, California, on this 14th day of November, 2025.

QT IMAGING HOLDINGS, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Dr. Raluca Dinu and Dr. Avi Katz and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dr. Raluca Dinu	Chief Executive Officer, President, Secretary and Director	November 14, 2025
Dr. Raluca Dinu	(Principal Executive Officer)

/s/ Jay Jennings	Chief Financial Officer	November 13, 2025
Jay Jennings	(Principal Financial and Accounting Officer)

/s/ Dr. Avi Katz	Chairman of the Board of Directors	November 14, 2025
Dr. Avi Katz

/s/ Dr. John Klock	Director	November 13, 2025
Dr. John Klock

/s/ Daniel Dickson	Director	November 13, 2025
Daniel Dickson

/s/ Ross Taylor	Director	November 13, 2025
Ross Taylor

/s/ Prof. Zeev Weiner	Director	November 14, 2025
Prof. Zeev Weiner

/s/ James Greene	Director	November 13, 2025
James Greene